UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐           Preliminary Proxy Statement
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☑           Definitive Proxy Statement
☐           Definitive Additional Materials
☐           Soliciting Material Pursuant to §240.14a-12

Transit Management Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TRANSIT MANAGEMENT HOLDING CORP.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS June 20, 2011

A Special Meeting of Shareholders of Transit Management Holding Corp., a Colorado corporation, will be held at 8:00 a.m., local time, on June 20, 2011, at the offices of Greenberg Traurig, LLP, 1201 K Street, Suite 1100, Sacramento, California 95814 for the following purposes:

1.           To approve an amendment to our Articles of Incorporation to increase the total number of authorized shares of common stock from 50,000,000 to 100,000,000.

2.           To approve an amendment to our Articles of Incorporation to change our name to “China Green Lighting Limited.”

3.           To authorize a reverse stock split of the Company’s issued and outstanding common stock at a ratio of 1-for-3.

4.           To transact such other business as may properly come before the special meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only shareholders of record at the close of business on May 27, 2011 are entitled to notice of and to vote at the special meeting or any postponement or adjustment thereof.

All shareholders are cordially invited to attend the meeting and vote in person.  To assure your representation at the meeting, however, we urge you to vote by proxy as promptly as possible by mail by following the instructions on the proxy card.  You may vote in person at the meeting even if you have previously returned a proxy.

Sincerely, /s/ Liu Chuanling LIU CHUANLING Chief Executive Officer

Jiangshan City, People’s Republic of China
June 7, 2011
YOUR VOTE IS IMPORTANT

YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. ANY PROXY GIVEN BY YOU MAY BE REVOKED BY WRITTEN NOTIFICATION TO THE COMPANY’S SECRETARY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING IN PERSON AND VOTING BY BALLOT.

TABLE OF CONTENTS
Page

PROXY STATEMENT: VOTING AND OTHER MATTERS	1
PROPOSAL ONE: TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	3
PROPOSAL TWO: TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION
TO CHANGE THE COMPANY’S NAME	4
PROPOSAL THREE: TO APPROVE A 1-FOR-3 REVERSE SPLIT OF THE COMPANY’S
COMMON STOCK	5
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND OFFICERS	10
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS	13
OTHER MATTERS	13
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION	13

TRANSIT MANAGEMENT HOLDING CORP.
No. 18, Seventh Xinggong Road,
Jiangdong District, Jiangshan City
 People’s Republic of China

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The accompanying proxy is solicited on behalf of Transit Management Holding Corp., a Colorado corporation (“we,” “our,” “us,” or the “Company”), by our Board of Directors (the “Board”) for use at our Special Meeting of Shareholders to be held at 8:00 a.m. local time on June 20, 2011, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying notice.  The meeting will be held at the offices of Greenberg Traurig, LLP, 1201 K Street, Suite 1100, Sacramento, California 95814.

These proxy solicitation materials were first distributed on or about June 7, 2011 to all shareholders entitled to vote at the meeting.  As used in this Proxy Statement, the terms “we,” “us,” “our,” or the “Company” refer to Transit Management Holding Corp.

Voting Securities and Voting Rights

Our authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share and 1,000,000 shares of preferred stock at a par value of $0.10 per share.  Holders of common stock are entitled to one vote per share.  They are not entitled to cumulative voting rights.  In accordance with our Articles of Incorporation, our Board of Directors is authorized to designate such classes and preferences of the preferred stock as they may determine from time to time. On May 12, 2011 Articles of Amendment including a “Statement as to the Preferences and Rights of Series A Convertible Preferred Stock of Transit Management Holding Corp.” were filed with the Colorado Secretary of State creating a class of preferred stock. The shares of such series were designated as the “Series A Convertible Preferred Stock” and Thirty Nine-Thousand Nine Hundred (39,900) shares were authorized for issuance.  Shares of Series A Convertible Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Convertible Preferred Stock for 1,000 shares of common stock upon the effectiveness of a 1-for-3 reverse split of our outstanding common stock as described herein.  Upon the reverse split, 39,900 shares of Series A Convertible Preferred Stock will automatically convert into 39,900,000 shares of common stock, which will constitute approximately 98% of our outstanding common stock subsequent to the reverse stock split.

Holders of Series A Convertible Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock basis, based on an assumed post-1-for-3 reverse stock split (to retroactively take into account the reverse stock split).  The holders of Series A Convertible Preferred Stock are entitled to vote on all matters together with all other classes of stock.  Holders of Series A Convertible Preferred Stock have protective class voting veto rights on certain matters, such as increasing the authorized shares of Series A Convertible Preferred Stock and modifying the rights of Series A Convertible Preferred Stock.

Shareholders of record of common stock and of Series A Convertible Preferred Stock at the close of business on May 27, 2011 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

On the record date, there were issued and outstanding 302,200 shares of our common stock, par value $0.001 per share, and 39,900 shares of our Series A Convertible Preferred Stock, par value $0.10 per share.   The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the meeting.  Assuming that a quorum is present, the affirmative vote of a majority of the shares of our common stock and Series A Convertible Preferred Stock, voting together as a single class, represented at the special meeting and entitled to vote on the subject matter is required to (i) approve an amendment to our Articles of Incorporation to increase the number of authorized common stock; (ii) approve an amendment to our Articles of Incorporation to change the Company’s name to “China Green Lighting Limited” and (iii) to approve a 1-for-3 reverse split of our common stock.

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether a quorum is present.  The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote.  If you are the beneficial owner of shares held by a broker or other custodian, you may instruct your broker how you would like your shares voted. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Uninstructed shares will be considered as present but not entitled to vote with respect to that matter.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed.  If no specification is indicated, the shares will be voted (1) for approval of the amendment to our Articles of Incorporation to increase our authorized common stock, (2) for approval of the amendment to our Articles of Incorporation to change our name to China Green Lighting Limited, (3) for approval of a 1-for-3 reverse split of our common stock, and (4) as the persons specified in the proxy deem advisable on any such other matters as may come before the special meeting.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.  The written notice of revocation or duly executed proxy bearing a later date should be addressed to Secretary, Transit Management Holding Corp., No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, People’s Republic of China.

Solicitation

This proxy is solicited on behalf of our Board.  We will pay for this solicitation.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners.  Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our Annual Report on Form 10-K for the fiscal year ended November 30, 2010, which was made available to shareholders preceding this proxy statement on the website of the Securities and Exchange Commission, or SEC, located at www.sec.gov, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

We will provide, without charge, a printed copy of our Annual Report on Form 10-K for the fiscal year ended November 30, 2010 as filed with the SEC to each shareholder of record as of the record date that requests a copy in writing.  Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits.  Any such requests should be directed to our company’s secretary at our executive offices set forth in this proxy statement.

PROPOSAL ONE

PROPOSAL TO AMEND THE COMPANY’S
ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

On May 26, 2011, our Board of Directors approved a proposal to amend our Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000.  If approved by the shareholders, the proposed amendment will become effective upon the electronic filing of the amendment to the Articles of Incorporation with the Secretary of State of Colorado, which will occur as soon as reasonably practicable.

The Board of Directors believes that it is in our Company’s best interests to increase the number of authorized shares of common stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise.  We currently have 49,697,800 shares of authorized but unissued shares of common stock; however, pending the automatic conversion of our outstanding Series A Convertible Preferred Stock upon the effectiveness of the proposed reverse stock split as described in Proposal Three below, we will only have 9,997,800 shares of authorized but unissued shares of common stock.  The Board of Directors believes that the availability of additional shares will provide our Company with the flexibility to issue common stock for possible future financings, stock dividends or distributions, acquisitions, stock option plans, and other proper corporate purposes that may be identified in the future by the Board of Directors, without the possible expense and delay of a special shareholders’ meeting.  The issuance of additional shares of common stock may have a dilutive effect on earnings per share and, for shareholders who do not purchase additional shares to maintain their pro rata interest in our Company, on such shareholders’ percentage voting power.

The authorized shares of common stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by our shareholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded.  Upon issuance, such shares will have the same rights as the outstanding shares of common stock.  Holders of common stock have no preemptive rights.

We have no arrangements, agreements, understandings, or plans at the current time for the issuance or use of the additional shares of common stock proposed to be authorized.  The Board of Directors does not intend to issue any common stock except on terms which the Board of Directors deems to be in the best interests of our Company and its then existing shareholders.

The Board of Directors unanimously recommends a vote “for” the proposed amendment to the Company’s Articles of Incorporation to increase the authorized shares of common stock.

PROPOSAL TWO

PROPOSAL TO AMEND THE COMPANY’S
ARTICLES OF INCORPORATION
TO
CHANGE THE COMPANY NAME TO CHINA GREEN LIGHTING LIMITED

On May 26, 2011, our Board of Directors unanimously approved, subject to shareholder approval, an amendment to our Articles of Incorporation to change the Company’s name from “Transit Management Holding Corp.” to “China Green Lighting Limited.” The amendment to the Company’s Articles of Incorporation, as proposed, which is required to be filed electronically with the Colorado Secretary of State through its online submission system, will note the following:

1. Entity name: China Green Lighting Limited .

Our management and the Board of Directors believe that the corporate name change will better reflect our corporate identity. The current name of Transit Management Holding Corp. reflects the original business of the Company related to the management of property assets along high density corridors and transit areas which are currently being developed and re-developed near Light Rail transportation lines in the Denver, Colorado metropolitan area.

As previously disclosed in the Company’s Current Report on Form 8-K filed May 16, 2011, on May 13, 2011 the Company closed a voluntary share exchange transaction (the “Exchange”) pursuant to that certain Share Exchange Agreement (the “Exchange Agreement”), dated May 13, 2011, among the Company, a wholly-owned subsidiary of the Company, and a majority shareholder of the Company on the one hand, and China Green Lighting Limited (“CGL”), a company organized under the laws of the British Virgin Islands, and the shareholders of China Green Lighting Limited (“GCL Stockholders”) on the other hand.  Pursuant to the terms of the Exchange Agreement, the Company acquired all of the issued and outstanding capital stock of GCL in exchange for the issuance of 39,200 shares of the Company’s Series A Convertible Preferred Stock (the “Share Exchange”) to the CGL Stockholders.  As a result of the Share Exchange, CGL and its operating subsidiary, Zhejiang Joinan Lighting Co., Ltd. (“Joinan”), a company organized under the laws of the People’s Republic of China (“PRC”) became our wholly-owned subsidiaries.  Joinan is engaged in the manufacture and sale of lighting devices, inverters and their components, as well as the import and export of such products.  As a result of the closing of the Exchange Transaction, our primary operations consist of the business and operations of Joinan which is located in the PRC.  The Board of Directors believes that the name “China Green Lighting Limited” better reflects the Company’s business and strategy.

The change of our name to “China Green Lighting Limited” will not by itself affect in any way the validity of currently outstanding stock certificates or the trading of our securities. Our shareholders will not be required to surrender or exchange any of our stock certificates that they currently hold in connection with the name change.  Shareholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering the old certificates to our transfer agent.  If the shareholders approve this amendment to the Articles of Incorporation, the Company intends to apply for a change to its OTC Bulletin Board ticker symbol. If approved, we will amend our Articles of Incorporation, which amendment will be effective upon electronic filing with the Colorado Secretary of State.

The Board of Directors unanimously recommends a vote “for” the proposed amendment to the Company’s Articles of Incorporation to change the Company’s name to China Green Lighting Limited.

PROPOSAL THREE

PROPOSAL TO APPROVE
A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK
AT A REVERSE SPLIT RATIO OF 1-FOR-3

Overview

On May 26, 2011, our Board of Directors unanimously approved, subject to shareholder approval, a reverse stock split of all outstanding shares of common stock at a reverse split ratio of 1-for-3.  The Board of Directors has declared such reverse split to be advisable and has recommended that the reverse stock split be presented to the shareholders for approval.  In accordance with the proposed reverse stock split, each three outstanding shares of common stock would be combined into one share of common stock.

Except for adjustments that may result from the treatment of fractional shares, as described below, each shareholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as such shareholder held immediately prior to the reverse stock split.  The par value of the common stock would remain unchanged at $0.001 per share.

The table below sets forth, as of the record date of May 27, 2011 and as of the effective time of the reverse stock split, the following information both before and after the proposed reverse stock split and assumes conversion of all shares of Series A Convertible Preferred Stock into shares of common stock at the applicable conversion ratio (the column labeled “After the Reverse Stock Split and Conversion of Series A Convertible Preferred Stock” in the table does not reflect the adjustments that will result from the elimination of fractional shares of our common stock in connection with the reverse stock split as described herein as we cannot calculate at this time the number of whole shares that will be issued in lieu of fractional shares as a result of the reverse stock split):

	Prior To Conversion of Series A Convertible Preferred Stock on Pre-Reverse Split Basis (As of the May 27, 2011)	After the Reverse Stock Split and Conversion of Series A Convertible Preferred Stock (As of the effective date of the reverse stock split)
Issued and Outstanding Common Stock	302,200	40,002,200
Issued and Outstanding Series A Preferred Stock	39,900	-0-
Common Stock Reserved for Issuance Upon Conversion of Series A Preferred Stock	39,900,000	-0-
Authorized but Unissued and Unreserved Common Stock	9,797,800	9,997,800*
* This figure assumes the Company is authorized to issue 50,000,000 shares of common stock.  As set forth in Proposal One, the Board of Directors recommends that the shareholders approve an amendment to our Articles of Incorporation to increase our authorized common stock to 100,000,000.

Reason for the Reverse Stock Split

To Effectuate a Change in Control in Accordance with the Share Exchange Agreement.  As previously disclosed in the Company’s Current Report on Form 8-K filed May 16, 2011 and as discussed above, on May 13, 2011 the Company closed the Exchange pursuant to the Exchange Agreement, among the Company, a wholly-owned subsidiary of the Company, and a majority shareholder of the Company on the one hand, and CGL and the GCL Stockholders on the other hand.  Pursuant to the terms of the Exchange Agreement, the Company acquired all of the issued and outstanding capital stock of GCL in exchange for the issuance of 39,200 shares of the Company’s Series A Convertible Preferred Stock to the CGL Stockholders.  As a result of the Share Exchange, it is the intent of the parties that the CGL Stockholders will own, in the aggregate, approximately 98.0% of the outstanding shares of common stock of the Company subsequent to a contemplated reverse split, as proposed herein, and conversion of the Series A Convertible Preferred Stock issued to the CGL Stockholders on a post-closing basis.  Pursuant to the Articles of Amendment filed with the Colorado Secretary of State and included as Exhibit 3.1(b) to the Company’s Current Report on Form 8-K filed on May 16, 2011, shares of Series A Convertible Preferred Stock will automatically convert upon the effectiveness of a 1-for-3 reverse split of our common stock.

Specifically, the reverse stock split will trigger the automatic conversion of our Series A Convertible Preferred Stock into 39,900,000 shares of our common stock and decrease the total number of shares of our common stock issued and outstanding prior to the conversion of Series A Convertible Preferred Stock.  The pre-split holders of our common stock will hold approximately 102,200 shares of our common stock subsequent to the reverse stock split.  The reverse stock split is being implemented to facilitate the automatic conversion of our Series A Convertible Preferred Stock.  Upon the effectiveness of the reverse stock split, 3 shares of common stock will automatically be combined and changed into 1 share of common stock.  No additional action on our part or any shareholder will be required in order to effect the reverse stock split.  No fractional shares of post-reverse stock split will be issued to any shareholder.  Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of post-reverse split common stock, will, if they hold a fractional share, receive a full share of our common stock.

Following the effectiveness of the reverse stock split, every 3 shares of common stock presently outstanding, without any action on the part of the shareholder, will represent 1 share of common stock.  Subject to the provisions for elimination of fractional shares, as described herein, consummation of the reverse stock split will not result in a change in the relative equity position or voting power of the holders of common stock.

Unless the reverse stock split is effected, the Company’s capital structure will continue to include a supermajority voting class of preferred stock and our Board of Directors believes that it is in the best interest of our shareholders to solely have one class of capital stock outstanding at this time to provide us with greater flexibility in the future with respect to potential financings and acquisitions.

This transaction is not the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Principal Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each holder of common stock will own a reduced number of shares of common stock.  However, the proposed reverse stock split will affect all shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company (except to the extent that the reverse stock split would result in any of the shareholders owning a fractional share as described below).  Proportionate voting rights and other rights and preferences of the holders of common stock will not be affected by the proposed reverse stock split (except to the extent that the reverse split would result in any shareholders owning a fractional share as described below).  For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split.  The number of shareholders of record also will not be affected by the proposed reverse stock split and the par value of our common stock will remain at $0.001 per share after the effective date of the reverse stock split.

If the proposed reverse stock split is implemented, it will increase the number of shareholders of the Company who own “odd lots” of less than 100 shares of common stock.  Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Company is subject to the periodic reporting and other requirements of the Exchange Act.  The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act and we will continue to be subject to the Exchange Act’s periodic reporting requirements.  If the proposed reverse stock split is implemented, the common stock will continue to be quoted on the OTCBB under the symbol “TRMH” (although the Financial Industry Regulatory Authority (“FINRA”) would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

Effective Date

The proposed reverse stock split would become effective as soon as practicable following approval by the shareholders and by FINRA.  On the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of common stock in accordance with the 1-for-3 reverse split ratio set forth in this proposal.

Treatment of Fractional Shares

In order to avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock to our shareholders who would otherwise be entitled to receive fractional shares in connection with the reverse stock split, no fractional shares of our common stock will be issued to shareholders in connection with the reverse stock split. Each shareholder who would otherwise be entitled to receive a fractional share of our common stock in connection with the reverse stock split will receive 1 full share of common stock in lieu of the Company issuing such fractional share or paying cash in respect thereof. We cannot calculate at this time the number of whole shares that will be issued in lieu of fractional shares as a result of the reverse stock split.

Effect on Certificated Shares

Upon the effective date of the reverse stock split, the number of shares of common stock you own will automatically be adjusted without any action on your part. You will not receive a new stock certificate reflecting the adjusted number of shares you own until such time you surrender your stock certificate to our transfer agent.  Whether you surrender your stock certificate immediately after the effective date or in the future, the number of shares you own shall already have been adjusted and therefore you do not have to surrender your stock certificates in order to obtain the adjustment.

Any shareholder whose certificate representing pre-reverse stock split shares of our common stock has been lost, destroyed or stolen will be entitled to post-reverse stock split shares only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

Contact information for our transfer agent is as follows:

Pacific Stock Transfer Company
4045 S. Spencer Street, Suite 403
Las Vegas, NV 89119
Phone: (702) 361-3033
Fax: (702) 433-1979
Toll Free: (800) 785-PSTC (7782)

Potential Anti-Takeover Effects of Reverse Stock Split

Release No. 34-15230 (October 13, 1978) of the staff of the SEC requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. The reverse stock split could have an anti-takeover effect because the authorized shares are not being reduced by the reverse stock split, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult than if the authorized shares were also reduced by a reverse stock split. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.  Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  However, the reverse stock split has been proposed for the primary purpose of facilitating the conversion of the Series A Convertible Preferred Stock, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. Although the remainder of significant amounts of authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, the reverse stock split proposal is not being undertaken in response to any effort of which our Board of Directors is aware to accumulate shares of our common stock or obtain control of the Company.

Accounting Consequences

The par value per share of common stock would remain unchanged at $0.001 per share after the reverse stock split.  As a result, on the effective date of the reverse stock split, the stated capital on the Company’s balance sheet attributable to the common stock will be reduced proportionally from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.  The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding.  The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Our shareholders are not entitled to dissenters’ or appraisal rights under Colorado corporate law with respect to the proposed reverse stock split, and the Company will not independently provide the shareholders with any such right.

Material U.S. Federal Income Tax Consequence of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the reverse stock split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to shareholders in light of their particular circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

All shareholders are urged to consult with their own tax advisors with respect to the tax consequences of the reverse stock split. This discussion does not address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, partnerships, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source;

•
or a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

No gain or loss should be recognized by a shareholder upon the exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares will be the same as the aggregate tax basis of the pre-reverse stock split shares exchanged in the reverse stock split. A shareholder’s holding period in the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares exchanged in the reverse stock split.

The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

The Board of Directors unanimously recommends a vote “for” the proposed reverse stock split of the Company’s outstanding common stock at a reverse split ratio of 1-for-3.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS

The following table sets forth certain information as of May 27, 2011, after giving effect to the closing of the Exchange Agreement, with respect to the beneficial ownership of our common stock and Series A Convertible Preferred Stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock or Series A Convertible Preferred Stock.  As of May 27, 2011, after giving effect to the closing of the Exchange Agreement, there were 302,200 shares of common stock outstanding and 39,900 shares of our Series A Preferred Stock outstanding.  One share of Series A Convertible Preferred Stock is convertible into 1,000 shares of common stock upon the effectiveness of the proposed reverse stock split of the Company’s common stock as set forth herein.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock and Series A Convertible Preferred Stock indicated.

Common Stock

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Executive Officers

Zhu Jiangtu Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

Chris Zueger(2) 3176 South Peoria Ct. Aurora, CO 80014	-	-

Liu Chuanling Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

Hao Dongyang Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

Liu Tianhui Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

Zheng Zhongbing Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

All Officers and Directors as a Group	-	-

5% Stockholders

None.

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)
As a condition of the closing of the Exchange Agreement, Mr. Zueger resigned from his positions as Chief Executive Officer, Chief Financial Officer and Treasurer effective as of May 13, 2011, and as a director pending the effectiveness of the Company’s Schedule 14F-1 filing.

 Series A Convertible Preferred Stock

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Executive Officers

Zhu Jiangtu Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	13,720	34.4%

Chris Zueger(2) 3176 South Peoria Ct. Aurora, CO 80014	-	-

Liu Chuanling Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

Hao Dongyang Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

Liu Tianhui Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

Zheng Zhongbing Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

All Officers and Directors as a Group	13,720	34.4%

5% Stockholders

Wang Huanyong Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	7,840	19.6%

Wang Lixia Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	17,640	44.2%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of preferred stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)
As a condition of the closing of the Exchange Agreement, Mr. Zueger resigned from his positions as Chief Executive Officer, Chief Financial Officer and Treasurer effective as of May 13, 2011, and as a director pending the effectiveness of the Company’s Schedule 14F-1 filing.

Change in Control

As disclosed in the Company’s Current Report on Form 8-K filed on May 13, 2011, in a voluntary share exchange transaction, the Company acquired a business engaged in manufacturing and selling lighting products and lighting electrical appliances, by executing the Exchange Agreement by and among the Company, a subsidiary of the Company, a majority shareholder of the Company, CGL and the CGL Shareholders. The CGL Shareholders own 100% of the equity in CGL.

Under the Exchange Agreement, we acquired all of the issued and outstanding shares of CGL through the issuance of 39,200 shares of our Series A Convertible Preferred Stock to the CGL Stockholders. Immediately prior to the Exchange Transaction, we had 22,225,200 shares of common stock issued and outstanding and zero shares of our preferred stock outstanding. In addition, simultaneously with the closing of the Exchange Transaction, certain shareholders of the Company, including, as of May 13, 2011, Chris Zueger, our former President, Chief Financial Officer, Chief Executive Officer, Treasurer and a Director, agreed to surrender in aggregate 21,925,200 shares of our common stock for cancellation. As a result of the Exchange Transaction, the CGL Shareholders own approximately 98% of our issued and outstanding common stock on an as-converted basis, and CGL became our wholly owned subsidiary.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Shareholder proposals that are intended to be presented by shareholders at the special meeting of shareholders must be received by us within the time periods described below in order to be included in the proxy statement and form of proxy relating to such meeting.  Under rules prescribed by the SEC, shareholders must follow certain procedures to introduce an item of business at a special meeting of shareholders.  In general, to be timely under these rules, notice of such business related to this special meeting of shareholders must comply with the requirements in our bylaws and must be received by us at a reasonable time before we begin to print and mail our proxy materials.  We anticipate mailing definitive proxy materials to shareholders on or about June 7, 2011.

Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for this special meeting, except in circumstances where (i) we receive reasonable notice of the proposed matter, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

OTHER MATTERS

We know of no other matters to be submitted at the meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly, current and other reports and other information with the SEC.  Certain of our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov.  You may also read and copy any document we file with the SEC at its public reference room by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Callers in the United States can also call 1-800-SEC-0330 for further information on the operations of the public reference facilities.

Dated:  June 7, 2011

Transit Management Holding Corp. No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City People’s Republic of China
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to:

Kamyar Daneshvar
Greenberg Traurig, LLP
1201 K Street
Suite 1100
Sacramento, CA 95814-3938
                USA

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRANSIT MANAGEMENT HOLDING CORP.

The Board of Directors recommends a vote “for” each proposal.
		For	Against	Abstain
1.	To amend our Articles of Incorporation to increase our authorized shares of Common Stock	☐	☐	☐
2.	To amend our Articles of Incorporation to change our name to “China Green Lighting Limited”	☐	☐	☐
3.	To approve a 1-for-3 Reverse Split of our Common Stock	☐	☐	☐
4.	And upon such other matters that may properly come before the special meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR EACH PROPOSAL SET FORTH ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐
Please indicate if you plan to attend this meeting.	Yes ☐	No ☐

NOTE: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SPECIAL MEETING OF SHAREHOLDERS OF
TRANSIT MANAGEMENT HOLDING CORP.
June 20, 2011
Please date, sign and mail your proxy card in the
envelope provided as soon as possible.

This Proxy is Solicited on Behalf of the Board of Directors.

TRANSIT MANAGEMENT HOLDING CORP.
SPECIAL MEETING OF SHAREHOLDERS

The undersigned shareholder of TRANSIT MANAGEMENT HOLDING CORP., a Colorado corporation, hereby acknowledges receipt of the notice of special meeting of shareholders and proxy statement, each dated June 7, 2011, and hereby appoints Liu Chuanling, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of TRANSIT MANAGEMENT HOLDING CORP. to be held on June 20, 2011, at 8:00 a.m., local time, at 1201 K Street, Suite 1100, Sacramento, California 95814, and at any postponement, adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card.

FOR EACH OF THE MATTERS SET FORTH ON THE REVERSE SIDE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MATTER SUBMITTED.  PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)